As filed with the Securities and Exchange Commission on April 6, 2023.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lifecore Biomedical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3025618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3515 Lyman Boulevard Chaska, Minnesota (Address of Principal Executive Offices)	55318 (Zip Code)
LANDEC CORPORATION 2019 STOCK INCENTIVE PLAN
(Full Title of the Plans)
John D. Morberg
Chief Financial Officer
Lifecore Biomedical, Inc.
3515 Lyman Boulevard
Chaska, Minnesota 55318
(650) 306-1650
(Name, address and telephone number including area code of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 759,797 shares of common stock, par value $0.001 per share (the “Common Stock”), of Lifecore Biomedical, Inc. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Landec Corporation 2019 Stock Incentive Plan, as amended (the “Plan”), the addition of which was approved by the Company’s stockholders at the Annual Meeting held on November 1, 2022. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Form S-8 filed by the Company with respect to the Plan on October 16, 2019 (SEC File No. 333-234229), together with all exhibits filed therewith or incorporated therein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The contents of the Registration Statement on Form S-8 (File No. 333-234229), filed with the Securities and Exchange Commission, relating to the Plan are incorporated herein by reference.
Item 8. Exhibits.

Exhibit No.	Description
4.1*	Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 7, 2008

4.2*
Certificate of Amendment to the Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2022

4.3*	Amended and Restated By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 16, 2012

4.4*	Amendment No. 1 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2019

4.5*	Amendment No. 2 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2019

4.6*	Amendment No. 3 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 19, 2020

4.7*	Amendment No. 4 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 16, 2022

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (included as part of signature page)

99.1*	Landec Corporation 2019 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on October 21, 2019)

99.2*
Amendment to Landec Corporation 2019 Stock Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A for the Registrant’s Annual Stockholder Meeting held on November 1, 2022)

107	Calculation of Filing Fee Table
*Incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on this 6th day of April, 2023.

Lifecore Biomedical, Inc.

By:	/s/ John D. Morberg
John D. Morberg
Chief Financial Officer

POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Mr. John D. Morberg as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James G. Hall	Chief Executive Officer and Director (principal executive officer)	April 6, 2023
James G. Hall

/s/ John D. Morberg	Chief Financial Officer (principal financial officer and principal accounting officer)	April 6, 2023
John D. Morberg

/s/ Craig Barbarosh	Chair of the Board of Directors	April 6, 2023
Craig Barbarosh

/s/ Nat Calloway	Director	April 6, 2023
Nat Calloway

/s/ Raymond H. Diradoorian	Director	April 6, 2023
Raymond H. Diradoorian

/s/ Jeffrey L. Edwards	Director	April 6, 2023
Jeffrey L. Edwards

/s/ Katrina L. Houde	Director	April 6, 2023
Katrina L. Houde

/s/ Christopher Kiper	Director	April 6, 2023
Christopher Kiper

/s/ Nelson Obus	Director	April 6, 2023
Nelson Obus

/s/ Joshua E. Schechter	Director	April 6, 2023
Joshua E. Schechter